UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2008

RUTH’S CHRIS STEAK HOUSE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51485	72-1060618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 International Parkway, Suite 100, Heathrow, Florida 32746

(Address of principal executive offices, including Zip Code)

(407) 333-7440

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 5, 2008, Mr. Craig S. Miller resigned as a director from the Company’s Board of Directors. Mr. Miller’s resignation was not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Also, on that date, in connection with Mr. Miller’s departure from the Company, the Company and Mr. Miller reached agreement on a term sheet that contemplates executing a Severance Agreement and Mutual General Release between the parties. The Severance Agreement and Mutual General Release will modify the compensation Mr. Miller would have been entitled to under his employment agreement to include, among other things, the following:

1.	Mr. Miller will provide advisory services to the Company until the earlier of six months or the commencement of employment of a new Chief Executive Officer at the Company. Mr. Miller will receive $30,000 per month for such services.

2.	Mr. Miller will receive twelve months of severance equal to his salary in effect on April 23, 2008 commencing upon the conclusion of his furnishing of advisory services.

3.	The Company will accelerate the vesting of 60,000 shares of restricted stock that were issued to Mr. Miller in 2008. All remaining unvested shares of restricted stock from the 2008 grant will be rescinded and forfeited.

4.	The Company will provide one year of accelerated vesting of Mr. Miller’s 2004 restricted stock grants, as a result of which all shares of restricted stock granted to him in 2004 will become fully vested.

5.	Mr. Miller’s twelve (12) month non-compete period commenced on April 23, 2008.

6.	Mr. Miller will receive six (6) months of outplacement services.

7.	Mr. Miller will be reimbursed for up to $20,000 in legal fees.

8.	Mr. Miller and the Company will execute mutual general releases.

The foregoing summary is qualified in its entirety by reference to the Severance Agreement and Mutual General Release, a copy of which will be filed when it is finalized.

Item 8.01	Other Events.

On May 6, 2008, the Board of Directors of the Company, acting upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, authorized nominating each of the current directors other than Mr. Craig S. Miller for election to the Company’s Board of Directors at the Annual Meeting of Stockholders to be held on Thursday, May 22, 2008, to serve for a term of one year that expires at the 2009 Annual Meeting of Stockholders and until their successors are elected and qualified. The nominees approved by the Board of Directors are:

Robin P. Selati

Carla R. Cooper

Bannus B. Hudson

Alan Vituli

Further, acting upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, the Board of Directors set the size of the Board of Directors at four (4) directors, effective as of the Company’s 2008 Annual Meeting of Stockholders.

Item 9.01	Financial Statements and Exhibits

Exhibits
99.1	Press Release issued by Ruth’s Chris Steak House, Inc. on May 7, 2008, announcing the Company’s director nominees for its 2008 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUTH’S CHRIS STEAK HOUSE, INC.

/s/ Thomas E. O’Keefe
Date: May 7, 2008	Name:	Thomas E. O’Keefe
	Title:	Executive Vice President - Chief Legal and Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Ruth’s Chris Steak House, Inc., dated May 7, 2008

4